As filed with the Securities and Exchange Commission on March 21, 1997
                                           Registration No.______________


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM S-8

                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                           TIREX AMERICA INC.
         (Exact name of registrant as specified in its charter)

              DELAWARE                                     3282985
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

            3767 THIMENS, SUITE 207
             VILLE ST. LAURENT, QUE                          H4R 1W4
     (Address of Principal Executive Offices)               (Zip Code)

                         COMPENSATORY CONTRACTS
                         BETWEEN REGISTRANT AND:
                 TERENCE C. BYRNE,  FRANCES KATZ LEVINE,
                LOUIS V. MURO, AND JOHN L. THRESHIE, JR.,
                        (Full title of the Plan)

                           FRANCES KATZ LEVINE
                             621 CLOVE ROAD
                         STATEN ISLAND, NY 10310
      (Name and address, including zip code of agent for services)

                             (718) 981-8485
      (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
     ==========================================================================================================
                                                Proposed Maximum         Proposed Maximum       Amount of
     Title of Securities     Amount to be       Offering Price          Aggregate Offering    Registration
     to be Registered         Registered          Per Share *                Price *              Fee
     ==========================================================================================================
     Common Stock, Par Value,
     $.001 Per Share, Issued
     Pursuant to Compensation
     Agreements With:
      John L. Threshie, Jr.      50,000             $ 0.405               $ 20,250.00            $  6.14
      Frances Katz Levine       166,174             $ 0.405               $ 67,300.47            $ 20.39
      Terence C. Byrne          166,174             $ 0.405               $ 67,300.47            $ 20.39
      Louis V. Muro             150,000             $ 0.405               $ 60,750.00            $ 18.41
                               --------            --------              ------------           --------
                                532,348             $ 0.405               $215,600.94            $100.00
     ===========================================================================================================
     * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c)
       on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National
       Association of Securities Dealers on March 18, 1997.

                                              Page 1 of 42
                                       Exhibit Index at page 29

              CROSS REFERENCE SHEET SHOWING LOCATION IN REOFFER PROSPECTUS OF
            INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-3 INCLUDED HEREIN
                     UNDER COVER OF FORM S-8, PURSUANT TO RULE 404(A)

              Form S-3 Item No. and Heading                         Heading in Prospectus
         ---------------------------------------                 --------------------------
         1.  Forepart of the Registration Statement and
              Outside Front Cover Page of Prospectus . . .       Outside Front Cover Page

         2.  Inside Front and Outside Back Cover
              Pages of Prospectus. . . . . . . . . . . . .        AVAILABLE INFORMATION;
                                                                   REPORTS TO SHAREHOLDERS;
                                                                   INCORPORATION OF CERTAIN
                                                                   DOCUMENTS BY REFERENCE;
                                                                   TABLE OF CONTENTS

         3.  Summary Information, Risk Factors and
              Ratio of Earnings to Fixed Charges . . . . .        Outside Front Cover Page; THE
                                                                   COMPANY; RISK FACTORS

        4.   Use of Proceeds. . . . . . . . . . . . . .           Not Applicable

        5.   Determination of Offering Price. . . . . .           Outside Front Cover Page; PLAN
                                                                   OF DISTRIBUTION

        6.   Dilution . . . . . . . . . . . . . . . . .           Not Applicable

        7.   Selling Security Holders . . . . . . . . .           SELLING SHAREHOLDERS

        8.   Plan of Distribution . . . . . . . . . . .           Outside Front Cover Page; PLAN
                                                                   OF DISTRIBUTION

        9.   Description of Securities to be Registered. . .      DESCRIPTION OF SECURITIES

       10.   Interests of Named Experts and Counsel . . . . .     EXPERTS; LEGAL OPINIONS

       11.   Material Changes . . . . . . . . . . . . . . . .     Not Applicable

       12.   Incorporation of Certain Information
              by Reference . . . . . . . . . . . . . . . . . .    INCORPORATION OF CERTAIN
                                                                   DOCUMENTS BY REFERENCE
       13.   Disclosure of Commission Position
              on Indemnification For Securities
              Act Liabilities. . . . . . . . . . . . . . . . .    INDEMNIFICATION

     R E O F E R
     P R O S P E C T U S



                                   532,348 SHARES


                                  TIREX AMERICA INC.


                                    COMMON STOCK
                                  $.001 PAR VALUE





          The shares of common stock offered hereby (the "Shares") are being sold by certain shareholders of Tirex America Inc. (the "Company"); such shareholders are hereinafter referred to as the "Selling Shareholders". The Company will not receive any of the proceeds from the sale of the common stock. The common stock is traded in the over-the-counter market, as reported in the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers ("Bulletin Board"). On
     March 18, 1997, the high ask and low bid prices of the Company's common stock, as quoted on the Bulletin Board, were $0.50 and $0.31 per share, respectively. Each of the Selling Shareholders proposes to offer his or her respective Shares for sale in the over-the-counter market through customary brokerage channels at the then-current market price. See "Plan of Distribution".

                                  -------------------

               THIS OFFERING INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS"

                                  --------------------


              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
                  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------------------

                   The date of this Prospectus is March 21, 1997

                                  AVAILABLE INFORMATION

          The Company is subject to the information requirements of Section 15(d) of the Securities Exchange Act of 1934 (the Exchange Act ), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the Commission ). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 1100 L Street, N.W. Room 6101, Washington, D.C. 20005; 26 Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 500 North Capital Street, N.W., Washington, D.C. 20549 at prescribed rates.


                                REPORTS TO SHAREHOLDERS

          The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.


                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference in this Prospectus the Company s annual report on Form 10-KSB for its fiscal year ended June 30, 1996, filed pursuant to Section 15(d) of the Exchange Act, the Com-pany's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1996, filed pursuant to Section 15(d) of the Exchange Act, the Company's Current Reports on Form 8-K filed on January 24, 1997 (filed on paper with confirming copy filed electronically on February 7, 1997), February 10, 1997, and February 20, 1997, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1995.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act sub-sequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by refer-ence into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incor-porated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the ex-tent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Terence C. Byrne, Tirex America Inc., 3767 Thimens, Suite 207, Ville St. Laurent, Quebec Canada, H4R 1W4.

                                   TABLE OF CONTENTS

            Available Information. . . . . . . . . . . . . .   4

            Report to Shareholders . . . . . . . . . . . . .   4

            Incorporation of Certain Documents by Reference.   4

            The Company. . . . . . . . . . . . . . . . . . .   6

            Risk Factors

             Development Stage Company - Lack of
               Operations - No Operating History. . . . . .    6

             Uncertainty of Product and Technology
               Development: Technological Factors . . . . .    7

             Need for Funding to Develop Technology
               and Commence Operations. . . . . . . . . . .    7

             Experience of Management. . . . . . . . . . .     7

             Protection of Tirex Proprietary
                and Infringement . . . . . . . . . . . . .     7

            Limited Public Market . . . . . . . . . . . . .    8

            Applicability of "Penny Stock Rules" to Broker-
               Dealer Sales of Company Common Stock. . . . .   8

            Possible Issuance and Sales of
               Additional Shares . . . . . . . . . . . . . .   9

            Competition. . . . . . . . . . . . . . . . . . .  10

            Selling Shareholders . . . . . . . . . . . . . .  10

            Plan of Distribution . . . . . . . . . . . . . .  14

            Description of Securities. . . . . . . . . . . .  14

            Experts. . . . . . . . . . . . . . . . . . . . .  15

            Legal Opinions . . . . . . . . . . . . . . . . .  15

            Indemnification. . . . . . . . . . . . . . . . .  16

                                 THE COMPANY

          The Company owns certain proprietary technology (the "Tirex Tech-nology"), plans, and designs for the construction and exploitation of a cryogenic scrap tire disintegration system (the "TCS-1 System"), which has been designed to disintegrate scrap tires, using substantially less energy than is required by existing methods and to produce commer-cially exploitable, high quality, clean rubber crumb and unshredded steel and fiber. The Company intends (either directly or indirectly through its subsidiary, a Canadian corporation, "3143619 Canada Inc.", known as "Tirex Canada") to raise sufficient funding to complete all development aspects of the TCS-1 System, to complete construction of the of the first production model of the TCS-1 System, and thereafter, to begin full scale manufacturing and marketing operations as promptly as possible. The Company is unable however to predict when, or whether, it will be successful in attaining any of the foregoing goals. For a more detailed discussion of the Company's proposed business, the Tirex Tech-nology, the proposed TCS-1 System, and the share ownership of Tirex Canada, reference is made to Part I, Item of the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996, which is incor-porated herein by reference.

          The Company's principal executive offices are located at 3767 Thimens, Suite 207, Ville St. Laurent, Quebec Canada, H4R 1W4. Its telephone number is (514) 335-0111.


                                   RISK FACTORS

          1. DEVELOPMENT STAGE COMPANY - LACK OF OPERATIONS - NO OPERATING HISTORY. The Company is in the development stage and has had no signifi-cant operations to date. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of any significant operating history. The like-lihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. The Company has had no significant operating revenues to date and there can be no assurance of future revenues. There is limited evidence at this time upon which to base an assumption that the Company's proposed business will prove successful or that its proposed TCS-1 System will be successfully developed, manufactured, and marketed. As a consequence, there is no assurance that the Company will be able to operate profitably in the
     future.   Additionally, the Company has no business history which
     investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Com-pany should therefore be considered a high risk investment because in-vestors will be placing their funds at risk in an unseasoned start-up company.

          2.   UNCERTAINTY OF PRODUCT AND TECHNOLOGY DEVELOPMENT:
     Technological Factors. The Company has not completed development and testing of the TCS-1 System. The Company's success will depend upon the TCS-1 System's meeting targeted performance and cost objectives and its timely introduction into the marketplace. The Company continues to be required to committing the bulk of its time, effort, and resources to finalizing the development of the TCS-1 System and raising the finances required for such project. Although the Company anticipates that the development of the TCS-1 System will be successfully concluded, such an outcome will be subject to all of the risks inherent in the development of a new product and technology (including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development). There can be no assurance as to when, or whether, the Company's efforts to complete the development of the TCS-1 System will be successful. In addition, there can be no assurance the TCS-1 System will satisfactorily perform the functions for which it is designed, that it will meet applicable price or performance objectives, or that unanti-cipated technical or other problems will not occur which would result in increased costs or material delays in development. There can be no assur-ance that, despite testing by the Company, problems will not be encoun-tered in the TCS-1 System after the commencement of commercial manufacture and sales, resulting in loss or delay in market acceptance.

          3. NEED FOR FUNDING TO DEVELOP TECHNOLOGY AND COMMENCE OPERATIONS. The Company presently requires funding to complete the development of the TCS-1 System and to commence manufacturing and marketing operations. Moreover, the Company will not receive any of the proceeds from the sales of any of the shares being offered hereunder. While the Company believes that its present fund raising activities will result in adequate funding for the foregoing purposes, there can be no assurance that sufficient funding will be raised by the Company or that financing of any type, will be available on terms favorable or even acceptable to the Company. The result of the Company's inability to raise sufficient funding to accomp-lish its present goals would have a material adverse effect upon the Company's prospects.

          4. EXPERIENCE OF MANAGEMENT. Although Management has general business and legal experience, potential investors should be aware that no member of management has been directly involved in administering a tire disintegration, recycling or tire disintegration equipment manu-facturing business.

          5.   PROTECTION OF TIREX PROPRIETARY TECHNOLOGY AND INFRINGEMENT.
     The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the proposed TCS-System which will utilize such technology. On December 18, 1996, the Company filed patent applications in the United States and Canada based on pro-visional priority under preliminary patent applications filed on December 19, 1995. Prior to such filings, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its techn-ology and the designs and specifications for the TCS-1 System. The Com-pany has entered into confidentiality and invention assignment agreements with certain employees and consultants which limit access to, and disclosure or use of, the tirex technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not inde-pendently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. More-over, there can be no assurance that he Company will have the resources to defend or to bring a patent infringement or other proprietary rights action.

          6. LIMITED PUBLIC MARKET. To date there has been only a limited and sporadic public market for the Company's common stock. There can be no assurance that an active and liquid public market will develop or, if developed, that such market will be sustained. Purchasers of the shares offered hereunder may, therefore, have difficulty in selling such shares or find it impossible to liquidate their investment in the Company should they desire to do so. The Company's Common Shares are currently traded in the over-the-counter market and quoted on the "Electronic Bulletin Board" of the National Association of Securities Dealers. As at the date hereof, the Company is not eligible for inclusion in the National Associa-tion of Securities Dealers Automated Quotation System ("NASDAQ") or for listing on any U.S. national stock exchange. All companies applying and authorized for listing with NASDAQ are required to have not less than $4,000,000 in total assets and $2,000,000 in capital and surplus. Unless the Company is able to increase its net worth substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will be unable ever to meet the eligibility requirements of NASDAQ. In order to qualify for listing on a national stock exchange similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met. Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, in Risk Factor No.6 "Applica-bility of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's common stock purchased hereunder as well as on the price obtainable for such shares.

          7. APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF COMPANY COMMON STOCK". The Securities and Exchange Commission has adopted special regulations (referred to herein as the "Penny Stock Rules") which define a security that has a market price of less than $5 and is not listed on a National stock exchange or quoted on NASDAQ as a "Penny Stock". These regulations subject all broker-dealer transactions involv-ing such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's common stock is substantially less than $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of less than $5. Accordingly, any broker-dealer sales of the shares being offered hereunder, as well as any subsequent market transactions in the Company's common stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market if such a market should ever develop.

          The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or to "accredited investors" (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a dis-closure schedule prepared in accordance with the requirements of the Com-mission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the regis-tered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information ont he limited market in penny stocks. According-ly, for so long as the penny stock rules are applicable to the Company's common stock, they can make it difficult to trade such stock because com-pliance with such Rules can delay and/or preclude certain trading trans-actions. This could have an adverse effect on the liquidity and/or price of the Company's common stock.

          8. POSSIBLE ISSUANCE AND SALES OF ADDITIONAL SHARES. The Company's Articles of Incorporation authorize the issuance of fifty million (50,000,000) shares. At the present time, less than 44% of the Company's authorized shares remain unissued. The Company's Board of Directors has the power to issue any or all of such additional shares without share-holder approval. The Company has entered into employment agreements with its two of its current principal officers and directors and with one of its former officers and directors, who is presently employed by the Com-pany as its corporate counsel to the Company, which call for annual salaries of $250,000, $150,000 and $150,000, respectively. Because the Company has not had sufficient cash flow to meet its salary commitments to its current and/or former officers and directors, it has, since January of 1995, compensated such persons by way of the issuance of unregistered shares of its common stock at 50% of the average of the bid and ask prices for such stock as traded in the over-the-counter market as quoted on the Electronic Bulletin Board of the NASD. Such issuances include but are not limited to the shares being offered hereunder. Unless and until the Company is able to meet its financial obligations to its officers and directors it can be expected to continue to compensate them by way of the issuance of shares of its common stock. Moreover, additional shares may be registered by the Company for sale pursuant to reoffer prospectuses such as this prospectus. The amount of such shares which may be so sold cannot however exceed one percent (1%) of the total outstanding stock of the Company, for each selling shareholder, within any ninety-day period.
     Such sales could have a depressive effect on the price of the Company's common stock in the public market.

          9. COMPETITION. Although Management believes that the Tirex Tech-nology has distinct advantages over all other existing tire disintegration methods, potential investors should note that the Company will face com-petition from other tire disintegration equipment manufactures, virtually all of whom can be expected to be considerably better established and larger than the Company in total assets and resources. Management intends to meet such competition by developing technological innovations which will make the TCS-1 System, more economical and efficient than other tire disintegration methods. To do so the Company will have to raise suf-ficient funding to complete and continue its development program and to employ highly qualified personnel. There cannot however be any assurance that the Company will be able to raise the capital necessary to enable it to so or that it will be able to locate or retain such personnel.


                               SELLING SHAREHOLDERS

          The 532,348 shares of common stock (the "Shares") being offered here-under by the Selling Shareholders were acquired by them pursuant to the terms of individually negotiated written compensation agreements pursuant to which the Selling Shareholders rendered bona fide services. All of such agreements constituted Employee Benefit Plans, as defined in Rule
     405 of the Securities Act of 1933.

          Messrs. Byrne and Muro acquired all of the Shares being sold by them hereunder pursuant to their respective "Special Compensation Agreements", dated April 1, 1996 for services rendered during the three-month period ended March 31, 1996; Ms. Levine acquired 120,000 of the Shares being sold by her hereunder pursuant to a Special Compensation Agreement dated April 1, 1966 for services rendered during the three-month period ended March 31, 1996 and 46,174 of such Shares pursuant to a Special Compensation Agreement dated June 1, 1995 for services rendered during the four and one-half month period ended on May 31, 1995. The foregoing Special Compensation Agreements modified and amended the terms of the Company's three-year employment agreements, dated January 18, 1995, with Mr. Byrne and Ms. Levine and, dated January 1, 1996, with Mr. Muro which call for annual salaries of $250,000 to Mr. Byrne and $150,000 to each of Mr. Muro and Ms. Levine. Mr. Threshie acquired all of the Shares being sold by him hereunder pursuant to his employment agreement, dated February 20, 1997 and effective as of January 1, 1996<F1> for services rendered during the two and one-half month period ended on March 31, 1996. The foregoing employment agreements between the Company and each of the Selling Share-holders are sometimes hereinafter referred to collectively as the "Exe-cutive Agreements".

          Because of the early stage of development of the Company, its lack of operations and insignificant cash flow, since January 18, 1995, it has not had the financial resources to meet its financial obligations under the Executive Agreements. The Special Compensation Agreements and Mr. Threshie's employment agreement provide for the issuance of unregistered shares of the Company's common stock in lieu of cash salary. All Shares issued thereunder were valued at fifty percent (50%) of the average of the bid and ask prices of such stock, as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during all of part of the respective periods when the unpaid salary was earned, as follows: (i) Shares issued for services rendered during the four and one-half month period ended on May 31, 1995, were valued at seven cents ($0.07) per share, based upon an average of the bid and ask prices of the Company's common stock of approximately fourteen cents ($.14) per share during the 60-day period preceding June 1, 1995, and (ii) Shares issued for services rendered during all or part of the three-month period ended on March 31, 1996, were valued at eleven cents ($0.11) per share based upon an average of the bid and ask prices of the Company's common stock of approximately twenty-two cents ($0.22) per share during the three-month period ended on March 31, 1996.

          The foregoing stock issuances to Mr. Byrne and Ms. Levine were also subject to certain stock restriction agreements. Such stock restriction agreements, as amended on May 30, 1996 (the "Amended Stock Restriction Agreements"), provide that shares subject to such agreements may be sold after two years pursuant to the exemption from the registration require-ments of Section 5 of the Securities Act of 1933, as amended (the "Act") provided by Rule 144 of the Act or pursuant to their inclusion in a regis-tration statement on Form S-8, which includes a reoffer prospectus and is filed with the Securities and Exchange. With respect to the shares being registered hereunder for the Selling Shareholders as well as for 440,000 shares registered in a previous registration statement on Form
     S-8 for Mr. Byrne and Ms. Levine, the board of directors waived the two-year holding period requirement.

     _________________________________

      1
          As disclosed in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996, the Company appointed Mr. Threshie as its Vice President of Operations on January 1, 1996, subject to the terms and conditions set forth in his Employment Agreement and since that date, Mr. Threshie has served in such position subject to such terms and conditions. While it was at all times from January 1, 1996 the intention of the parties to set forth their agreement in writing, because of the pressure of other matters and the Company's limited resources, such action was not taken until February 20, 1996.

          For purposes of this Reoffer Prospectus, all of such shares are "control shares" insofar as they were issued under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

          The table which follows identifies: (i) each Selling Shareholder;
     (ii) the Plan pursuant to which the shares being offered hereby have been acquired; (iii) the nature of all positions, offices or other material relationships which each Selling Shareholder has had with the Company within the past three years; (iv) the number of shares of common stock owned by each Selling Shareholder prior to the offering; (v) the number of shares of common stock to be offered for the account of each Selling Shareholder; (vi) the number of shares of common stock to be owned by each Selling Shareholder after the completion of the offering, and (vii) the percentage of the Company's common stock to be owned by each Selling Shareholder after completion of the offering.

                          Compensation                                                                              Percentage
                           Agreement            Position            Number of      Number of       Number of         of Shares
      Selling                                     with             Shares Owned     Shares        Shares Owned      Owned After
      Shareholder           (Plan)              Company          Prior to Offering  Offered      After Offering      Offering
      Terence C. Byrne     Employment           President            4,675,472 *    166,174          4,509,298        16.3%
                           Agreement of         & Director
                           1/18/95 & Special
                           Compensation
                           Agreement of 4/1/96

     Louis V. Muro         Employment           V.P. of Engineering  3,697,521      150,000          3,547,521        12.8%
                           Agreement of         & Director
                           1/1/96 & Special
                           Compensation
                           Agreement of 4/1/96

     Frances Katz          Employment           Corporate Counsel    2,673,626      166,174          2,507,452           9%
     Levine                Agreement of
                           1/18/95 & Special
                           Compensation
                           Agreements of
                           6/1/95 & 4/1/96

     John L.               Employment            Secretary &           502,358       50,000            452,358         1.6%
     Threshie, Jr.         Agreement             V.P. of
                           of 2/20/97,           Operations
                           effective             & Director
                           Operation
                           as of 1/1/96

     _________________________________

     * Includes 3,753,817 shares held of record by Mr. Byrne s wife, Darla Byrne.

                              PLAN OF DISTRIBUTION

          The number of shares offered hereunder by each of the Selling Share-holders represents, together with all other shares offered or sold pur-suant to a reoffer prospectus under cover of Form S-8 by such Selling Shareholder within the three-month period preceding the date hereof, less than one percent of the total number of shares of the Company's common stock presently issued and outstanding. The Selling Shareholders may sell all or part of the shares, from time to time, in the over-the-counter market, or in such other public market for the Company's common stock as may develop, at market prices then pertaining. In connection therewith the Selling Shareholders may utilize the services of broker-dealers, none of whom will act as underwriters with respect to sales of the Shares. The names of any such brokers-dealers, who have not yet been identified, will be set forth in a supplement to this Reoffer Prospectus, to the extent required.


                             DESCRIPTION OF SECURITIES

          The authorized capital stock of the Company consists of fifty million shares (50,000,000) shares, par value $.001 per share, of which thirty-five million (35,000,000) shares are designated Common
     Stock par value $.001 per share, and fifteen million (15,000,000) shares are designated Open Stock, par value $.001 per share. There are presently twenty-seven million, six hundred seventeen thousand, four hundred eighty-one (27,617,481) shares of Common Stock issued and outstanding. The Open Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the Company's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certifi-cate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing let-ter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permit-ted by law, as shall be stated and expressed in the resolution or resolu-tions, providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in the Company's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolu-tions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation.

          The Company's board of directors may determine the times when, the terms under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Com-pany.

          The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

          Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of the Company.


                                    EXPERTS

          The financial statements and schedules of the Company and its subsidiaries included in the Company s Annual Report on Form 10-K, which is incorporated herein by reference, have been examined by Pinkham and Foster, independent certified public accountants, and such financial statements and reports are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.




                                 LEGAL OPINIONS

          The legality of the Shares offered hereby has been passed upon for the Company by Frances Katz Levine, Esq., 621 Clove Road, Staten Island, NY 10310. Ms. Levine, serves as corporate and securities counsel to the Company. She resigned her positions as a director and as Secretary of the Company on December 22, 1996. Her resignation was not caused by any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Ms. Levine is the record and bene-ficial owner of approximately 9% of the Company's issued and outstanding common stock and is one of the Selling Shareholders named herein.

                                  INDEMNIFICATION

          The Company's certificate of incorporation provides for indemni-fication to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a dir-ector, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another cor-poration, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attor-neys' fees and disbursements and amounts paid in settlement or in satis-faction of judgments or as fines or penalties) incurred or paid in con-nection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the cor-poration shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eli-minate the rights of the Registrant and its stockholders (through stock-holders derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent be-havior) except in the situations described above.

          The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or pro-ceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a dir-ector or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, how-ever, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

          Insofar as indemnification for liabilities arising under the Secur-ities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by re-gistrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are incorporated by reference in this registration statement.

     (a) Registrant s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Registrant s quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1995, filed pursuant to Section 15(d) of the Exchange Act, and Registrant's Current Reports on Form 8-K filed on January 24, 1997 (filed on paper with confirming copy filed electronically on February 7,
          1997), February 10, 1997, and February 20, 1997.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Act and Sections 13(a), 13(c), and 14 of the Exchange Act after the date of this registration state-ment and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


     ITEM 4.  DESCRIPTION OF SECURITIES.

          The authorized capital stock of Registrant consists of fifty million shares 50,000,000 shares, par value $.001 per share, of which thirty-five million (35,000,000) shares are designated Common Stock par value $.001 per share, and fifteen million (15,000,000) shares are designated Open Stock, par value $.001 per share. The Open Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Registrant's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Regis-trant's board of directors pursuant to authority vested in it in Regis-trant's Certificat of Incorporation, each class or series to be appro-priately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in Registrant's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation.

          Registrant's board of directors may determine the times when, the terms under which and the consideration for which Registrant shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by Regis-trant.

          The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, con-version or redemption privileges, nor sinking fund provisions, with re-spect to the Common Stock.

          Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Registrant.


     ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

          Frances Katz Levine, counsel to the Registrant, is employed by Registrant as its corporate and securities counsel. She resigned her positions as a director and as Secretary of the Registrant on December 22, 1996. Her resignation was not caused by any disagreement with the Registrant on any matter relating to the Registrant's operations, pol-icies, or practices. Ms. Levine is the record and beneficial owner of approximately 9% of the Registrant's issued and outstanding common stock and is one of the Selling Shareholders named herein.


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's certificate of incorporation provides for indem-nification to the fulest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company.
     Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was un-lawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in con-nection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders derivative suits on behalf of the Registrant) to recover monetary damages against a dir-ector for breach of fiduciary duty as a director (including breaches re-sulting from negligent or grossly negligent behavior) except in the sit-uations described above.

          The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or pro-ceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a direc-tor or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, how-ever, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

          Insofar as indemnification for liabilities arising under the Secur-ities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

     (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opin-ion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Except to the extent hereinabove set forth, there is no charter pro-vision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          The 532,348 shares of common stock (the "Shares") being registered hereunder by the Selling Shareholders were acquired by them pursuant to the terms of individually negotiated written compensation agreements pursuant to which the Selling Shareholders rendered bona fide services. All of such agreements were individually negotiated written compensation contracts constituting Employee Benefit Plans, as defined in Rule 405 of the Securities Act of 1933.

          Messrs. Byrne and Muro acquired all of the Shares being sold by them hereunder pursuant to their respective "Special Compensation Agree-ments", dated April 1, 1996 for services rendered during the three-month period ended March 31, 1996; Ms. Levine acquired the 120,000 of the Shares being sold by her hereunder pursuant to a Special Compensation
     Agreement dated April 1, 1966 for services rendered during the three-month period ended March 31, 1996 and 46,174 of such Shares pursuant to a Special Compensation Agreement dated June 1, 1995 for services rendered during the four and one-half month period ended on May 31, 1995. The foregoing Special Compensation Agreements modified and amended the terms of the Company's three-year employment agreements, dated January 18, 1995, with Mr. Byrne and Ms. Levine and, dated January 1, 1996, with Mr. Muro which call for annual salaries of $250,000 to Mr. Byrne and $150,000 to each of Mr. Muro and Ms. Levine. Mr. Threshie acquired all of the Shares being sold by him hereunder on pursuant to his employment agreement, dated February 20, 1997 and effective as of January 1, 1996<F2> for services rendered during the two and one-half month period
     ---------------------

      2
          As disclosed in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996, the Company appointed Mr. Threshie as its Vice President of Operations on January 1, 1996, subject to the terms and conditions set forth in his Employment Agreement and since that date, Mr. Threshie has served in such
          position subject to such terms and conditions.   While it was at
          all times from January 1, 1996 the intention of the parties to set forth their agreement in writing, because of the pressure of other matters and the Company's limited resources, such action was not taken until February 20, 1996.

     ended on March 31, 1996. The foregoing employment agreements between the Company and each of the Selling Shareholders are sometimes herein-after referred to collectively as the "Executive Agreements". The fore-going stock issuances to Mr. Byrne and Ms. Levine were also subject to certain stock restriction agreements. Such stock restriction agreements, as amended on May 30, 1996 (the "Amended Stock Restriction Agreements"), provide that shares subject to such agreements may be sold after two years pursuant to the exemption from the registration requirements of
     Section 5 of the Securities Act of 1933, as amended (the "Act") provided by Rule 144 of the Act or pursuant to their inclusion in a registration statement on Form S-8, which includes a reoffer prospectus and is filed with the Securities and Exchange. With respect to the shares being re-gistered hereunder for the Selling Shareholders as well as for 440,000 shares registered in a previous registration statement on Form S-8 for Mr. Byrne and Ms. Levine, the board of directors waived the two-year holding period requirement.

          Because of the early stage of development of the Company, its lack of operations and insignificant cash flow, since January 18, 1995, it has not had the financial resources to meet its financial obligations under the Executive Agreements. The Special Compensation Agreements and Mr. Threshie's employment agreement provide for the issuance of unregistered shares of the Company's common stock in lieu of cash salary. All Shares issued thereunder were valued at fifty percent (50%) of the average of the bid and ask prices of such stock, as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during all of part of the respective periods when the unpaid salary was earned, as fol-lows: (i) Shares issued for services rendered during the four and one-half month period ended on May 31, 1995, were valued at seven cents ($0.07) per share, based upon an average of the bid and ask prices of the Company's common stock of approximately fourteen cents ($.14) per share during the 60-day period preceding June 1, 1995, and (ii) Shares issued for services rendered during all or part of the three-month per-iod ended on March 31, 1996, were valued at eleven cents ($0.11) per share based upon an average of the bid and ask prices of the Company's common stock of approximately twenty-two cents ($0.22) per share during the three-month period ended on March 31, 1996.

          With respect to the issuance of the Shares:

     (i) Registrant did not engage in general advertising or general solicitation and paid no commission or similar remuneration, directly or indirectly, with respect to such transactions.

     (ii) All of the persons who acquired these securities were, at the time of acquisition, executive officers and directors of Regis-trant and as such had continuing direct access to all relevant information concerning the Registrant and were therefore com-pletely knowledgeable with respect to the affairs of Registrant.

     (iii) The persons who acquired these securities advised Registrant that the Shares were purchased for investment and without a view to their resale or distribution unless subsequently registered and acknowledged that they were aware of the restrictions on resale of the Shares absent subsequent regis-tration and that an appropriate legend would be placed on the cert-ificates evidencing the Shares reciting the absence of their regis-tration under the Act and referring to the restrictions on their transferability and resale.

     (iv) The persons who acquired these securities have such knowledge and experience in financial and business mattes that they are capable of evaluating the merits and risks of such investment and are able to bear the economic risk thereof.

          Accordingly, Registrant claims the transactions hereinabove describ-ed, to have been exempt from the registration requirements of Section 5 of the Act by reason of Section 4(2) thereof in that such transactions did not involve a public offering of securities.


     ITEM 8.  EXHIBITS.

          The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

                                                        Exhibits Incorporated
                                                        Herein By Reference,
                                                      Exhibit No. As Filed With
                                                         Document Indicated

     4.1 Executive Agreement, dated Jan 18, 1995,              10(rr)
         between Registrant and Terence C. Byrne <F1>

     4.2 Executive Agreement, dated Jan 18, 1995,              10(ss)
         between Registrant and Frances Katz Levine  <F1>

     4.3 Executive Agreement, dated Jan 1, 1996,               10(ww)
         between Registrant and Louis V. Muro  <F1>

     4.4 Employment Agreement, dated February 20, 1997, effective as of January 1, 1996

     4.5 Stock Restriction Agreements, dated Jan 18, 1995,     10(tt)
         June 1, 1995, and July 31, 1995 between Registrant and Terence C. Byrne <F1>

     4.6 Stock Restriction Agreements, dated Jan 18, 1995,      10(uu)
         June 1, 1995, July 31, 1995 between Registrant and Frances Katz Levine <F1>

     4.7 Special Compensation Agreement, dated April 1, 1996,    4.5
         between Registrant and Terence C. Byrne <F2>

     4.8 Special Compensation Agreement, dated April 1, 1996,    4.6
         between Registrant and Frances Katz Levine  <F2>

     4.9 Special Compensation Agreement, dated June 1, 1995,    10(rrr)
         between Registrant and Frances Katz Levine  <F3>

    4.10 Special Compensation Agreement, dated April 1, 1995,   10(ttt)
         between Registrant and Louis V. Muro  <F3>

    4.11 Amendment No. 1, dated May 30, 1996, to Executive        4.7
         Agreement, dated Jan 18, 1995, between Registrant and Terence C. Byrne <F2>

    4.12 Amendment No. 1, dated May 30, 1996, to Executive        4.8
         Agreement, dated Jan 18, 1995, between Registrant and Frances Katz Levine <F2>

    4.13 Amendment, dated May 30, 1996, to Stock Restriction       4.9
         Agreement, dated June 1, 1995, between Registrant and Terence C. Byrne <F2>

    4.14 Amendment, dated May 30, 1996, to Stock Restriction       4.10
         Agreement, dated June 1, 1995, between Registrant and Frances Katz Levine <F2>

     5.1 Opinion of Frances Katz Levine, Esq., regarding the legality of the securities being registered under this Registration Statement.

    24.1 Consent of Pinkham & Foster, Certified Public
         Accountants, Independent Auditors for the Registrant.

    24.2 Consent of Frances Katz Levine, Esq., counsel
         for the Registrant (set forth in the opinion of
         counsel included as Exhibit 5.1).
     ------------------------

         1 Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1995, which exhibits are incorporated herein by reference.

       2
          Filed with the Securities and Exchange Commission on July 22, 1996 as an exhibit, numbered as indicated above, to the registration statement of Registrant on Form S-8, File No. 33-5310, which ex-hibits are incorporated herein by reference.

      3
          Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1996, which exhibits are incorporated herein by reference.


      ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the reg-istration statement or any material change to such infor-mation in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this regis-tration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer-ing thereof.

          (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to section 15
     (d) of the Securities Exchange Act of 1934) that is incorporated by refer-ence in the registration statement shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Sec-urities Act of 1933 may be permitted to directors, officers and control-ling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pub-lic policy as expressed in the Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its coun-sel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St. Laurent, Province of Quebec, Canada, on the 14th day of March 1997.

                                        TIREX AMERICA INC.


                                        By /s/ Terence C. Byrne
                                          Terence C. Byrne, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                    Title                    Date


         /s/ Terence C. Byrne          President, Chief         March 14, 1997
         Terence C. Byrne              Executive Officer and
                                       Chief Financial Officer

         /s/ Louis V. Muro             Vice President in        March 14, 1997
         Louis V. Muro                 Charge of Engineering


         /s/ John L. Threshie, Jr.     Secretary and Vice       March 14, 1997
        John L. Threshie, Jr.          President of Operations


        A MAJORITY OF THE BOARD OF DIRECTORS


        /s/ Terence C. Byrne           Director                 March 14 , 1997
        Terence C. Byrne



        /s/ Louis V. Muro              Director                 March 14, 1997
        Louis V. Muro

        /s/ John L. Threshie, Jr.      Director                 March 14, 1997
        John L. Threshie, Jr.



        /s/ John G. Hartley            Director                 March 17, 1997
        John G. Hartley

                      INDEX TO EXHIBITS BEING FILED HEREWITH


     Exhibit
     Number          Description of Documents                              Page


      4.4    Employment Agreement, dated February 20, 1997,                  30
              effective January 1, 1996, between Registrant and John L. Threshie, Jr.

      5.1    Opinion of Frances Katz Levine, Esq.,                           39
              regarding the legality of the securities being registered under this Registration Statement.

     24.1    Consent of Pinkham & Foster,  Certified Public                  41
              Accountants, Independent Auditors for Registrant.

     24.2    Consent of Frances Katz Levine, Esq., counsel for               39
              Registrant (set forth in the opinion of counsel
             included as Exhibit 5.1).